CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO PORTIONS HEREOF
DENOTED WITH “***”

EXHIBIT 10.1

EXCLUSIVE DISTRIBUTION AGREEMENT

EXCLUSIVE DISTRIBUTION AGREEMENT by and between Dais Analytic Corporation, a New York corporation (“Supplier”), 11552 Prosperous Drive, Odessa, FL USA, and Genertec America, Inc., a California corporation ("Distributor”), 805 Veterans Blvd., Suite 210, Redwood City, CA94063, USA

RECITALS

  WHEREAS, Supplier manufactures and sells a line of nanotechnology-based membrane products and related products;

  WHEREAS, Distributor desires to obtain the right to distribute and market Supplier’s products on an exclusive basis in the Territory (as defined herein) and Supplier is willing to grant such right under the terms and conditions hereof; and

  NOW THEREFORE, in consideration of the premises and mutual and dependent promises set forth herein, the parties hereto agree as follows:

1.      CERTAIN DEFINITIONS.

  (a) “Affiliate” shall mean any person or entity which controls, is controlled by or is under common control with a party to this Agreement.  For the purpose of this Agreement "control" shall mean the ownership of at least 50% of the entity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with a party to this Agreement.

  (b) “Products” means the Products set forth on Schedule A hereto.

  (c) “Territory” means Great China including main land China, Hong Kong, Macau, and Taiwan

  (d) “Buyer” is a person or firm who will be authorized by the Distributor to sell Products within the Territory.

2.      APPOINTMENT OF Distributor.

  (a) Supplier hereby appoints Distributor, and Distributor accepts appointment, as the distributor of the Products in the Territory on an exclusive basis subject to the terms of this Agreement.  Nothing in this Agreement is intended to limit or prevent Supplier or its Affiliates, either directly, through Distributors or otherwise, from distributing, selling and/or marketing the Products outside the Territory.  Distributor may not sell, distribute or promote the Products outside of the Territory without the express prior written consent of Supplier.  Distributor shall not sell, distribute or promote the Products to any customer that Distributor has reason to believe will sell or distribute the Products outside of the Territory.

  (b)  In the event that Distributor’s purchase of Products during any contract year is less than *** in the aggregate, Supplier shall have the right in its sole discretion to (i) convert the exclusivity of the Distributor to a non-exclusive basis, or (ii) terminate this Agreement upon written notice.  During the initial term of this Agreement, Distributor hereby agrees to order and purchase Products in the aggregate amount of Two Hundred Million U.S. Dollars ($200,000,000).

  (c)  Distributor shall have the right to appoint Buyers for the installation, engineering, maintenance, sale and use of the Products in the Territory.  Notwithstanding the foregoing, any Buyers appointed by Distributor shall be subject to the terms and conditions of this Agreement as it applies to Distributor and Buyer and Distributor shall use best efforts to ensure such Buyers are in compliance with this Agreement.  Upon the reasonable request of Supplier, Distributor shall terminate any Buyer appointed by Distributor.  Distributor shall be responsible for any breaches by a Buyer of Distributor’s or Buyer’s obligations hereunder.

  (d) Upon 60 days’ prior written notice, Supplier shall have the right, at any time, to make changes to or discontinue the sale of any of the Products without incurring any liability to Distributor.  Supplier shall have the right, at any time, without incurring any liability to Distributor, to amend Schedule A to delete any non-commercially available Products.

  (e) Distributor, and Buyer may not alter, modify, reverse engineer, decompile or change any Product, its package, and package contents; labeling, manufacturer’s directions or trademark for any reason. Each party will make best efforts to prevent these types of situations from occurring. If Distributor, or Buyer(s), modifies, reverse engineers, decompiles or changes any Product component, package or package contents, labeling, Supplier’s directions or trademark, the offending party(s) will; ***.  Distributor or Buyer, as the case may be, shall promptly notify Supplier of such infraction.

Confidential – not for Disclosure	1	August 21, 2009

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO PORTIONS HEREOF
DENOTED WITH “***”

  (f) Distributor shall comply with all applicable laws, rules and regulations related to the sale, distribution, promotion, marketing, handling, storage and shipment of the Products.

3.	PRICING AND PAYMENT TERMS.

  (a) The initial prices for the Products will be as set forth in Schedule A to this Agreement.   Supplier may change the prices of any or all of the Products upon 30 days prior written notice to Distributor.  Distributor may determine the prices at which it sells the Products.

  (b) Sales, use, or other taxes measured by sales or receipts, shipping expense and duties and levies, are not included in the prices shown on Schedule A.  Where applicable, such taxes, expenses, duties and levies will be billed to Distributor, provided, however, the sales taxes will not be billed to Distributor if Distributor delivers to Supplier a valid sales tax exemption certificate.  Distributor must provide to Supplier evidence that its sales tax exemption is in effect on an annual basis.

  (c) Invoices will be issued by Supplier promptly upon shipment of the Products.  Invoices will include the Product cost plus taxes, levies, duties and fees applicable to the sale of the Products by Supplier to Distributor.  Payment is due within 10 days from the date of date of delivery of the Product and is to be made in U.S. Dollars.

  (d) A late payment fee of the greater of 1.0% per month (12% per year) or the maximum rate permitted by applicable law will be applied to all invoices not paid within 30 days of the due date, with interest accruing from the date payment was due through the date that payment in full of the overdue invoice plus the interest accrued thereon is received by Supplier.

4.      ORDERING and INVENTORY.

  (a) Distributor shall submit to Supplier quarterly written non-binding forecasts projecting its requirement for Products.  Each forecast shall be based upon the purchase orders made in the preceding quarter.  Subject to Section 4(a) below, Supplier reserves the right to refuse to fill orders that exceed the preceding quarter’s forecast by *** Supplier requires a minimum *** lead time on orders for all Products.

  (b) All purchase orders submitted by Distributor shall be in the form set forth in Schedule B and be subject to acceptance by Supplier by either shipment of Product or written notice of acceptance.  Each purchase order submitted by Distributor shall be binding upon Distributor and shall set forth the type of Products ordered, quantities to be supplied and delivery dates.  No term or condition set forth in any purchase order submitted by Distributor will have any effect other than the identification of Product type, quantity, delivery dates and other general non-contractual invoice information.  All other terms and conditions contained in Distributor’s purchase orders shall be deemed null and void.  The terms set forth in this Agreement shall apply to all purchase orders placed by Distributor and accepted by Supplier.

  (c) Distributor shall pay to Supplier, pursuant to the wire instructions provided by Supplier, the amount of *** (the “Deposit”) to be paid as follows:

***

Beginning with the payment of the full Deposit amount to the Supplier the Deposit shall be used to credit the first five percent (5%) of invoiced purchase orders made by Distributor to the Supplier. In the event Distributor does not purchase and order Products in sufficient quantities to recoup the Deposit prior to termination of this Agreement, the Deposit (or any remaining portion thereof) shall not be refundable.

  (d) If, at any time, it becomes necessary for Supplier to allocate shipments, Supplier will take whatever action in its judgment is fair and appropriate.

5.      SHIPPING OF PRODUCTS.  All Products will be sold FOB Port of Oakland, with transportation charges to be pre-paid by Distributor.  The method of transportation and carrier will be at Supplier’s discretion.  Requests for adjustments on shipping errors (including concealed shortages/overages) must be reported within 5 days after receipt of the shipment.  Distributor will provide suitable storage facilities and follow all storage and handling instructions provided by Supplier at all times while the Products are in Distributor’s possession or in transit from Distributor to its customers.

6.      DISTRIBUTOR’S OBLIGATIONS.

  (a)      Distributor and Buyer each agrees, at its respective costs, to (i) use its best efforts to sell the Products and increase demand for the Products, including but not limited to development and implementation of a business plan and strategy; (ii) maintain an adequate number of full-time, personnel trained in marketing, sales, and operations of the Products; (iii) have Distributor's or Buyer’s sales representatives, as the case may be, participate in Supplier’s sales and technical training programs and such trade shows and sales meetings as Supplier may designate from time to time; (iv) provide demonstration assistance to promote the Products; (v) allow Supplier, at Supplier’s option, to participate during Distributor’s or Buyer’s sales meetings at no charge to Supplier; (vi) generate and qualify sales leads; (vii) support the sales process with cost proposals, demonstrations, customer agreements, etc.; (viii) assist current and new customers in ordering appropriate Products for their needs; (ix) promptly deliver Products to its customers upon order; (x) maintain adequate sales and warehouse facilities and sufficient inventory to fulfill the requirements of its customers;  (xi) maintain adequate records with respect to the Product for Warranty coverage purposes (to include, without limitation, serial and model numbers, installation date and location and customer’s name); (xii) not issue free goods of or credits on Products without the prior written consent of Supplier; (xiii) send Supplier, upon request, a quarterly listing of itemized Product volumes purchased by individual customers, product inventory status, and general market conditions (including customer trends, competition and economic and regulatory conditions that effect sales); and (xiv) maintain a list of the locations of its customers to which Products have been delivered.

Confidential – not for Disclosure	2

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO PORTIONS HEREOF
DENOTED WITH “***”

  (b) Distributor and Buyer shall each support and assist Supplier and/or Buyer, upon request, in performing activities and responsibilities related to Product safety.  Functions to be performed by Distributor or Buyer, as the case may be, may include, but are not limited to (i) documenting and aiding Supplier in responding to complaints from customers; (ii) taking actions requested in writing by Supplier to respond to customer complaints; (iii) correcting problems with Product(s) in the field or in inventory as directed by Supplier; and (iv) notifying Supplier within twenty-four hours after becoming aware of any and all adverse reactions reported to Distributor or Buyer, as the case may be, alleged to have been caused by any Product. If requested by Supplier, Distributor or Buyer will use their respective best efforts in the event of a recall to notify their respective customers of the recall and to facilitate retrieval of Products recalled.

  (c) Distributor and Buyer will allow Supplier the right to conduct an annual remote and/or on site inspection of Distributor’s or Buyer’s facilities to determine if Distributor or Buyer has adequate systems in place to fulfill its obligations under this Agreement.  Distributor  and Buyer each acknowledges that the granting of such rights to Supplier shall in no way relieve Distributor or Buyer, as the case may be, of any of its obligations under this Agreement, nor shall such provisions require Supplier to conduct any such inspections.

  (d)  Distributor shall assist and support Buyer with respect to the Products as set forth in Schedule D.

  (e)  Intentionally Omitted.

  (f) Nothing herein shall be deemed to constitute a party an agent of another party, and no party shall make any statements or representations to the contrary by advertising, signs, letterheads, or otherwise.  No contracts, commitments, statements, or representations made by or on behalf of a party shall be binding in any respect on another party.

  (g)  Intentionally Omitted.

  (h) Nothing contained in this Agreement shall be construed to grant to Distributor or Buyer any rights or license whatsoever in any trademark, trade name, trade dress, service mark or original packaging of Supplier or any of its Affiliates (collectively, the “Marks”), except rights expressly granted herein to sell Products on which the Marks appear and to advertise the Products.  Distributor and Buyer each disclaims any interest in and right to any of the Marks or the goodwill pertaining thereto, whether arising out of this Agreement or arising in some other manner. All sales of Products to Distributor (and subsequently to Buyer) are made with the understanding that any such trademarks, trade names, trade dress, service marks or original packaging will not be altered or misused by Distributor, Buyer or any of their respective officers, directors, employees or agents.  Distributor and Buyer will promptly notify Supplier in writing of any infringement or threatened infringement of any of the Marks of which Distributor or Buyer, as the case may be, becomes aware, and will, at Supplier’s request and expense, assist Supplier in preventing or eliminating such infringement.  Distributor and Buyer may attach an identification label, at their own expense, to the Products stating that the Products are being distributed or sold by Distributor or Buyer, so long as such identification label does not prevent the plain view of the Marks and other information and designs appearing on the Product and packaging.

  (i) Intentionally Omitted.

  (j) Distributor and Buyer each agrees that in the performance of this Agreement, Distributor and Buyer, as the case may be, will not make any illegal payments of any kind or give other consideration to any local, state or federal government official at any time or under any circumstance.

7.       CONFIDENTIALITY.

  (a) Distributor and Buyer each acknowledges that it will be given access to confidential and proprietary information regarding Supplier and the Products (the “Confidential Information”).  For the purposes of this Agreement, Confidential Information includes, but is not limited to, drawings and specifications, know-how, Product development data, customer lists, marketing information, competitive strategies, and trade secrets.  Distributor and Buyer each acknowledge that the Confidential Information remains the property of Supplier.   Distributor and Buyer shall not, either during the term of this Agreement or thereafter, disclose any Confidential Information to any person or entity, other than those of its employees and agents to whom disclosure is reasonably necessary in order for Distributor or Buyer, as the case may be, to fulfill its obligations hereunder (each of such persons to be advised by Distributor or Buyer of the confidential nature of the information and to be subject to contractual obligations of confidentiality to Distributor or Buyer, as the case may be, substantially equivalent to Distributor’s or Buyer’s undertakings in this paragraph), and will not use the Confidential Information for any purpose other than in the performance of its obligations hereunder.   This restriction on use and disclosure shall not apply to Supplier’s information that is (i) in the public domain at the time of disclosure to Distributor or Buyer, as the case may be, or which subsequently becomes part of the public domain through no fault of Distributor, Buyer or their respective employees or agents, as the case may be; (ii) disclosed to Distributor or Buyer, as the case may be, by a third party without any obligation of confidentiality; (iii) in Distributors’ or Buyer’s possession, as the case may be, prior to disclosure by Supplier, as evidenced by reasonable written evidence; or (iv) independently developed by employees or agents of Distributor or Buyer, as the case may be, that did not have access to Supplier’s information, as evidenced by reasonable written evidence.  Distributor and Buyer have the burden to establish that any of the foregoing exceptions is applicable.   Distributor or Buyer, as the case may be, shall not be deemed to have violated its obligations under this Section 7(a) if it is compelled by law to disclose any Confidential Information, so long as it provides prompt written notice of such compelled disclosure to Supplier and permits Supplier to intercede in the matter, at its own expense, for the purpose of obtaining a protective order.  Upon termination of this Agreement, Distributor and Buyer shall return to Supplier all tangible copies of Confidential Information, destroy all notes, memoranda, work papers, extracts and the like containing Confidential Information, and provide Supplier with a certificate of a senior executive officer of Distributor and Buyer confirming Distributors’ and Buyer’s fulfillment of their respective obligations under this paragraph

Confidential – not for Disclosure	3

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO PORTIONS HEREOF
DENOTED WITH “***”

  (b) Distributor and Buyer each understands that the Confidential Information constitute unique and valuable trade secrets of Supplier and acknowledges that the breach of the provisions of Section 7(a) of this Agreement may result in irreparable harm to Supplier for which monetary damages may be inadequate.  Accordingly, Distributor  and Buyer each agrees that in the event of any breach or threatened breach by Distributor, Buyer or any of their respective employees or agents of Section 7(a), Supplier may seek to obtain temporary or permanent injunctive relief or other equitable relief from any court of competent jurisdiction, in addition to any other remedies available to it, and Distributor and Buyer will not claim as a defense to such petition for injunctive relief that Supplier has an adequate remedy at law.

8.       LICENSE AGREEMENT.  During the initial term of this Agreement, Supplier and Distributor agree to negotiate in good faith a royalty bearing license agreement whereby Distributor shall be granted a license to manufacture the Products (excluding components relating to Supplier’s polymer and polymer membrane products) in the Territory. Said license will contain commercially reasonable terms and condition, and the parties agree to negotiation in good faith.
9.       ACCEPTANCE; WARRANTY.

  (a)      Distributor shall immediately inspect the Product upon delivery for defects and non-conformities.  In the event Distributor fails to notify Supplier of any Product defect or non-conformity within 30 days after delivery of the Products in question, then the delivered Products shall be deemed to have been accepted by Distributor.

  (b)  The warranty for the Products and all remedies for breach of such warranty are set forth in Schedule C (the “Warranty”).  The Warranty does not extend to any Products which have been subject to misuse, accident or improper installation, maintenance or application, nor does the Warranty extend to any labor charges for removal and/or replacement of the nonconforming or defective Product or part thereof.  The Warranty does not cover service or parts for any attachments, accessories, or alteration not provided by Supplier, nor correction of problems resulting from the use of attachments, accessories or alterations not provided by Supplier.

  (c) The Warranty period for the Products shall be set forth in Schedule C (the “Warranty Period”).

  (d) THE WARRANTY SET FORTH IN THIS SECTION 9 AND SCHEDULE C IS IN LIEU OF AND EXCLUDES ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED AND EXCLUDED.  Distributor ACKNOWLEDGES THAT SUPPLIER HAS MADE NO UNDERSTANDINGS, AGREEMENTS OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT MATTER OF THIS TRANSACTION OTHER THAN AS EXPRESSLY SET FORTH IN THESE TERMS AND CONDITIONS.  NO PERSON IS AUTHORIZED TO EXPAND OR IN ANY MANNER MODIFY SUPPLIER’S EXPRESS WARRANTY DESCRIBED ABOVE.

  (e) Notwithstanding anything to the contrary set forth herein, the liability of Supplier with respect to a claim of any kind, whether as to quality or amount of Products delivered or for non-delivery of Products, shall not exceed the invoice price of the quantities of Products as to which the claim is made.

  (f)  IN NO EVENT SHALL SUPPLIER BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING IN TORT, CONTRACT, STRICT LIABILITY OR ANY OTHER LEGAL THEORY (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFIT OR REVENUE, DOWNTIME COSTS, LOSS OF USE OF THE PRODUCTS, COST OF ANY SUBSTITUTE PRODUCT, FACILITY OR SERVICE, AND ANY CLAIMS OF DISTRIBUTOR, DISTRIBUTOR’S CUSTOMERS OR OTHER THIRD PARTIES FOR ANY SUCH DAMAGES).
  (g) The delivering carrier, and not Supplier, is responsible for damage in shipment.  Packing material should not be discarded when damage is found.  The delivering carrier should be notified to inspect any damages. Damaged items cannot be returned to Supplier without authorization.  Distributor or its customer should contact Supplier for complete instructions.

  (h)  Buyer shall be responsible for the installation, engineering, maintenance and sale of the Products for its customer’s use.  Supplier shall provide Distributor and Buyer with training and pre-sale technical support set forth in Schedule D.   In addition to the foregoing, upon the reasonable request of Distributor, Supplier agrees to review Distributor’s marketing materials and provide advice with respect to such materials; provided, however, Supplier shall not be responsible in any manner for such marketing materials or any statement, representation or warranty made therein.

Confidential – not for Disclosure	4

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO PORTIONS HEREOF
DENOTED WITH “***”

  (i)  Distributor and its customers assume all responsibility and liability for injury or damages resulting from their handling, possession, use or sale of Products including, but not limited to any injury or damage resulting from the use of Products by customers in their business operations or in combination with other substances or products, and agree to defend and indemnify Supplier, its Affiliates and their respective directors, officers, employees and agents from and against all claims, losses, liabilities and expenses (including attorneys' fees and other litigation or settlement costs) arising out of such handling, possession, use or sale.  Buyer and its customers assume all responsibility and liability for injury or damages resulting from their handling, possession, installation, engineering, maintenance use or sale of Products including, but not limited to any injury or damage resulting from the use of Products by customers in their business operations or in combination with other substances or products, and agree to defend and indemnify Supplier, its Affiliates and their respective directors, officers, employees and agents from and against all claims, losses, liabilities and expenses (including attorneys' fees and other litigation or settlement costs) arising out of such handling, possession, installation, engineering, maintenance, use or sale.

  (j)  Buyer shall provide the pre-sale, post-sale, technical support and other services set forth in Schedule D.

  (k)  Distributor and Buyer each acknowledges and agrees that upon the expiration of the Warranty Period, Supplier will have no further obligation for the maintenance, service or repair of any Products unless the customer enters into a Supplier Service Contract, and in such case, Supplier’s obligations shall be limited by the terms of this Supplier Service Contract.

  (l)  Buyer shall comply with all applicable laws, rules and regulations related to the Product pre-sale, post-sale, technical support and other services provided hereunder and the handling, possession, installation, engineering, maintenance and sale of the Products.
10.     RETURN POLICY AND CREDITS. Distributor shall not have the right to return any Products, either during the term of this Agreement or upon termination hereof, unless (i) such Product is defective or is in non-conformity, as determined by Supplier in its reasonable determination, and Distributor has notified Supplier pursuant to Section 9(a), and (ii) such Product does not comply with the Warranty contained herein and Schedule C.  Returns of non-conforming Products require prior written authorization from Supplier and shipping in accordance with instructions provided by Supplier.  When contacting Supplier for return authorization, Distributor must provide the invoice number, serial number and date of shipment.  Authorized returns must be in clean factory packaging.  All returns must be made by prepaid transportation unless otherwise specified by Supplier.  Shipping charges on all returns will be at Distributor’s or its customer’s expense unless Supplier confirms that the product is defective, in which case reasonable shipping charges will be refunded by Supplier.

11.      INDEMNIFICATION.

  (a) Distributor shall indemnify, defend and hold Supplier, Buyer, their Affiliates and their respective directors, officers, employees, agents and advisors harmless from and against any and all claims, demands, actions, causes of action, judgments, losses, liabilities, costs and expenses of any kind, nature and description, including but not limited to reasonable attorneys’ fees and other litigation expenses (collectively, “Losses”), arising from or related to (i) any bodily injury or wrongful death suffered by third parties arising out of the use of the Products, to the extent attributable to the negligence or misconduct of Distributor, any sub-Distributor or customer, (ii) Distributor’s and/or any sub-Distributor’s breach of any of Distributor’s covenants or representations contained herein, and (iii) any statement, representation or warranty made by Distributor, any sub-Distributor or any of their respective employees or agents with respect to a Product or its use that is not consistent with the statements, representations or Warranty contained herein and Schedule C.  During the term of this Agreement, Distributor agrees to maintain Commercial General Liability Insurance in such an amount as is reasonably acceptable to Supplier.

  (b) Supplier shall indemnify, defend and hold harmless Distributor and Buyer from and against any and all Losses arising from or related to (i) any bodily injury or wrongful death suffered by third parties arising out of the use of the Products, to the extent attributable to the negligence or misconduct of Supplier, or (ii) any breach by Supplier of any of its covenants, representations or warranties set forth herein, subject to the limitations set forth in Section 9 hereof.

  (c)  Buyer shall indemnify, defend and hold Supplier, Distributor, their Affiliates and their respective directors, officers, employees, agents and advisors harmless from and against any and all Losses arising from or related to (i) Buyer’s breach of any of its covenants or representations contained herein, (ii) any statement, representation or warranty made by Buyer or any of its employees or agents with respect to a Product that is not consistent with the statements, representations or Warranty contained herein and Schedule C, and (iii) any bodily injury or wrongful death suffered by third parties arising out of the negligent installation, engineering, maintenance, servicing or repairing of the Products by Buyer or Buyer’s customer.  During the term of this Agreement, Buyer agrees to maintain Commercial General Liability Insurance in such an amount as is reasonably acceptable to Supplier and Distributor.

Confidential – not for Disclosure	5

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO PORTIONS HEREOF
DENOTED WITH “***”

12.    TERM AND TERMINATION.

  (a) The initial term of this Agreement shall commence on the date hereof and continue for a period of 5 years, unless earlier terminated as provided herein.  Unless notice of termination is delivered to the other parties 180 days prior to the initial term or any renewal term, this Agreement will automatically renew for consecutive additional periods of 1 year each.

  (b)   In the event the Deposit is not made as outlined in Section 3c the Supplier may (i) terminate this Agreement or (ii) at its option, to negotiate in good faith to amend this Agreement.

          (c)  Supplier may terminate this Agreement with written notice if Distributor’s purchase of Products during any contract year is less than *** in the in the aggregate.   Supplier may terminate this Agreement immediately with or without notice upon a breach by Distributor or Buyer, as the case may be, of Distributor’s or Buyer’s obligations hereunder if Distributor or Buyer, as the case may be, fails to cure such breach within 30 days after receipt of a written demand from Supplier.  Any party may immediately terminate this Agreement, with or without notice to the applicable other party, if such other party files a petition for relief from its creditors under applicable bankruptcy laws, becomes insolvent, has a receiver appointed for its assets, or is subject to an involuntary bankruptcy petition which is not discharged within 30 days after it is filed.  The termination of this Agreement for any reason shall neither release Distributor or Buyer from the obligation to pay any sum that may be owed to Supplier, nor operate to discharge any liability that had been incurred by Distributor or Buyer prior to any such termination.  Neither Supplier, Buyer nor Distributor shall, by reason of the termination of this Agreement be liable to any other for compensation, reimbursement or damages due to loss of profits on sales or anticipated sales or losses due to expenditures, investments or commitments made hereto or in connection with the establishment, development or maintenance of the business or good will of Supplier, Buyer or the Distributor or on account of any cause whatsoever.

  (d) At the discretion of Supplier this Agreement may be canceled immediately upon the transfer, directly or indirectly, of fifty percent (50%) or more of either the assets or the voting stock or other indicia of ownership of Distributor to any third party other than those owning or holding such assets or equity on the date herein above set forth. Notice is to be provided to the Distributor in writing.

  (e) Upon termination of this Agreement and upon Supplier’s written consent (such consent not to be unreasonably withheld), Distributor shall have the right to deplete their respective existing inventory of Products through sales to their respective then existing customers unless termination was for violation of any portion of Section 2 then Distributor or Buyer loses the right to deplete their respective existing inventory of Products. Supplier reserves the right in any event to repurchase from Distributor or Buyer all or any part of Distributor’s or Buyer’s existing inventory of Products for the lesser of the prevailing prices being charged to Distributor, or the price paid by Distributor to Supplier for such Products.  Other than the foregoing, Distributor will cease all use of the Marks, cease to represent itself as authorized Distributor of Supplier products and otherwise desist from all conduct that might lead any person or entity to believe that Distributor is so authorized.

13.    MISCELLANEOUS.

  (a) This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all previous undertakings, agreements and representations between the parties, written or oral, with respect to the subject matter hereof.  No modification of, addition to, or waiver of any provisions of this Agreement shall be binding upon a party hereto unless the same shall be in writing and duly executed by a duly authorized representative of the parties hereto.  No waiver by a party of any of its rights hereunder shall be effective unless in writing and signed by the party to be charged therewith.

  (b) This Agreement may not be assigned in whole or in part by Distributor to any third party.  Any attempt to assign, or any actual assignment of any part of this Agreement by Distributor to any third party without Supplier’s prior written approval, shall be deemed null and void and shall result in the immediate termination of this Agreement.  This Agreement will be freely assignable by Supplier to its affiliates or to any successor to its business, whether acquisition of all or substantially all of its assets, acquisition of equity, merger, consolidation or otherwise.

(c) No party shall be liable to another party for any delay or failure to perform hereunder (excluding the failure to pay money due hereunder), which delay or failure is due to causes beyond the reasonable control of said party, including but not limited to acts of God, acts of the public enemy, acts of the United States of America or any state, territory or political subdivision thereof or of the District of Columbia, fires, floods, epidemics, quarantine restrictions, strikes or freight embargoes.

  (d) Intentionally Omitted.

  (e)      Any notice permitted or required to be given hereunder shall be in writing and delivered by certified mail, return receipt requested, or by internationally recognized overnight express courier, addressed to the parties at their respective addresses set forth on the signature page of this Agreement or to such other address as either party may designate by written notice delivered to the other party.

  (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and together shall constitute one and the same document.

  (g) Intentionally Omitted.

  (h) Intentionally Omitted.

Confidential – not for Disclosure	6

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO PORTIONS HEREOF
DENOTED WITH “***”

  (i) This Agreement shall be governed by and construed in accordance with the laws of the state of New York without giving effect to the conflicts of laws principles thereof, except that the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act.  Any controversy or claim arising out of or relating to this Agreement or the validity, inducement, or breach thereof, shall be settled by arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then pertaining, except where those rules conflict with this provision, in which case this provision controls.  The arbitration shall be held in New York, New York, or such other place that the parties may agree.  Within 30 days after initiation of arbitration, the parties shall reach agreement upon and thereafter follow procedures assuring that the arbitration will be concluded and the award rendered within no more than six months from selection of the arbitrator.  Failing such agreement, the AAA will design and the parties will follow such procedures.  THE ARBITRATOR SHALL NOT AWARD ANY PARTY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO SEEK SUCH DAMAGES.  Each party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration.  In addition, a party may seek the imposition of temporary or permanent injunctive relief to prevent or stop the disclosure or misuse of any Confidential Information that it discloses to any other party.  The parties hereby consent to the jurisdiction of the Federal District Court for the District of New York, New York, for the enforcement of these provisions and the entry of judgment on any award rendered hereunder.  Should such court for any reason lack jurisdiction, any court with jurisdiction shall enforce this clause and enter judgment on any award.  The parties further agree that service of process shall be proper if served pursuant to Section 13(e).  This paragraph shall survive any termination or expiration of this Agreement.

  (j)  In the event the English translation of this Agreement is inconsistent with the translation of this Agreement into any other language, the English translation shall control.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective representatives as of the day and year written below.

[SIGNATURES TO FOLLOW]

DAIS ANALYTIC CORPORATION

By:	/s/ Timothy Tangredi

Name:	Timothy Tangredi

Title:	President and CEO

Address:  11552 Prosperous Drive
  Odessa, FL 33556 USA

GENERTEC AMERICA, INC.

By:	/s/ Yuen Kong

Name:	Yuen Kong

Title:	CSO

Address: 805 Veterans Blvd
 Suite210
 Redwood City, CA 94063, USA

Confidential – not for Disclosure	7

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO PORTIONS HEREOF
DENOTED WITH “***”

SCHEDULE A

Products and Pricing: Commercial, and Development Items

Commercial Retail Pricing Schedule:

***

Development/Prototype (not available at this time)

•	NanoAir	- Pricing to be determined after completion of development

•	NanoClear – Pricing to be determined after completion of development

Confidential – not for Disclosure	2

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO PORTIONS HEREOF
DENOTED WITH “***”

SCHEDULE B

Form of Purchase Order and Required Information – ConsERV  (NanoAir, and NanoClear need to be developed)

Build Information Sheet

Sales Rep: ______________________ Job Name: ______________________

Shipping Address: ______________________ Shipping Contact: ______________________

Phone #: ______________________

Notes:

Unit Label (Example: ERV-1):

1. How many cores in the unit?
2. Indoor or rooftop service?
3. Standard height or low-profile[1] unit?
4. Standard or extended duct openings?
5. Integrated supply fan?
6. If Yes — What is the design CFM?
7. If Yes — What is the external static pressure?
8. Integrated exhaust fan?
9. If Yes — What is the design CFM?
10. If Yes — What is the external static pressure?
11. Are the filters mounted on the side or top quadrants?
12. Is the outside air entrance (OA) horizontal or vertical?
13. Is the supply air exit (SA) horizontal or vertical?
14. Is the return air entrance (RA) horizontal or vertical?
15. Is the exhaust air exit (EA) horizontal or vertical?
16. Default or mirror image panel configuration?

If the answer to either #5 or #8 is yes:

17. What voltage and phase is desired?
18. Are VFDs required?
19. If No — Standard relay boxes?
20. If No — How should control relays be wired[2]?
21. If No — Should disconnects be included?
22. Any other electrical options?
23. Use premium efficiency motors?
24. Supply Fan Model Number

Factory Use Only

25. Supply Motor - Actual BHP/Nominal HP/RPM
26. Supply Motor Full-Load Amperage (FLA_{supply})
27. Exhaust Fan Model Number
28. Exhaust Motor - Actual BHP/Nominal HP/RPM
29. Exhaust Motor Full-Load Amperage ($FLA_{exhaust}$)
30. System Full-Load Amperage (FLA)
31. System Minimum Circuit Ampacity (MCA)
32. System Maximum Overcurrent Protection (MOP)
33. Spare components (belts, filters, etc.) required?

FINAL MODEL NUMBER:

SHIP DATE:

1 - The low-profile option is not offered with integrated fans.

2 - 0R (continuous), 1R (interlinked), or 2R (independent).

Confidential – Not for Disclosure	1	August 21, 2009

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO PORTIONS HEREOF
DENOTED WITH “***”

SCHEDULE C

Product Warranty and Remedies – ConsERV (NanoAir, and NanoClear are to be developed)

ConsERV™ ENERGY RECOVERY VENTILATOR - LIMITED WARRANTY

1.	LIMITED WARRANTY

a.
*** PARTS WARRANTY-Dais Analytic Corporation (“DAC”) warrants to the original end user of this product that should a product manufactured by DAC and contained in this ERV product prove substantially defective due to improper workmanship and/or material under normal use and given proper installation for a period of *** from the date of installation, DAC will repair or replace, at its option, any DAC part which is defective without charge for the part. Such replacement parts are warranted for the remainder of the original warranty period.

b.	THIS WARRANTY DOES NOT INCLUDE LABOR or other costs incurred in servicing, repairing, removing, installing, return freight or handling either defective or replacement DAC parts or complete unit.

c.
EXTENDED *** CORE WARRANTY- With respect to the third through the *** from the date of installation, should the core contained in the DAC energy recovery ventilator prove substantially defective due to improper workmanship and/or material under normal use and given proper installation DAC will repair or replace, at its option, the core without charge. Any such replacement core is warranted for the remainder of the original warranty period. THIS LIMITED WARRANTY DOES NOT INCLUDE LABOR or other costs incurred in servicing, repairing, removing, installing, or handling either the defective or replacement core.

d.	NOTICE - To obtain replacement parts under the limited warranties herein, you must notify DAC in writing of any defect within the applicable warranty period.

2.
DAC shall have the right to inspect the product at the installation site. DAC shall have the option to (a) repair, replace or service at its factory or at the installation site any defect in material or workmanship contained in the DAC product; or (b) credit the owner for the cost of the repair; or credit owner for the purchase price paid for the DAC product. Any defective DAC product returned to DAC for repair or replacement must be shipped to DAC prepaid by owner in exchange for the repair or replacement. Owner must provide proof of the original date of installation of the product in order to establish the effective date of the warranty otherwise the effective date will be deemed to be the date of manufacture plus thirty (30) days. Return of any owner registration card is not a condition of the warranty nor shall it be used to establish the warranty period. However, please detach and return it so we can contact you should a question or issue of safety arise.  Warranty applies only to units for which DAC has received payment in full.

3.
This limited warranty applies only while the unit remains at the site of the original installation, only to units installed within the continental United States, Hawaii and Alaska. This limited warranty applies only if the init is installed and operated in accordance with DAC’s instructions and in compliance with applicable building codes and good trade practices.

4.	THIS WARRANTY DOES NOT COVER damages or injury caused by:
a.	Accident, abuse, negligence, misuse or other improper use of the Product;
b	Operating the product in a corrosive environment including an environment containing chlorine, fluorine or any other damaging chemicals;
c.	Modification, alteration, repair or service by anyone other than a authorized DAC contractor;
d.	Improper matching or application of the product or the components;
e.	Failure to perform proper and timely maintenance and service of the product in accordance with the manufacturers’ instructions and good trade practices;
f.	Fluctuations in electrical power, or any acts of God.

5.
THIS LIMITED WARRANTY EXCLUDES ALL COSTS of installation, disconnecting or dismantling the product or core, any parts used in connection with normal maintenance (examples thereof being filters and belts) and any maintenance.

6.	No one is authorized to change this limited warranty in any respect or to create for DAC any other obligation or liability in connection with this product and its components.

Confidential – Not for Disclosure	1	August 21, 2009

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO PORTIONS HEREOF
DENOTED WITH “***”

7.
Warranties with regard to any manufacturer’s equipment purchased by or provided to DAC and resold or otherwise provided by DAC to owner as part of the energy recovery ventilator are limited to that manufacturer’s warranty, if any. DAC assumes no liability of any nature, including warranty liability, with regard to any such manufacturer’s equipment.

8.
YOUR ONLY WARRANTY AND REMEDY IS PROVIDED IN THIS LIMITED WARRANTY. ANY AND ALL OTHER WARRANTIES AND/OR GUARANTEES, WHETHER EXPRESS, IMPLIED OR STATUTORY (INCLUDING BUT NOT LIMITED TO WARRANTY OF MERCHANTABILITY AND WARRANTY OF FITNESS FOR A PARTICUALR PURPOSE), AND ANY REMEDY, WHICH BUT FOR THIS PROVISION, MIGHT ARISE BY IMPLICATION OR OPERATION OF LAW, IS HEREBY EXCLUDED AND DISCLAIMED. UNDER NO CIRCUMSTANCES SHALL DAC BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR RELATING TO THIS PRODUCT, WHETHER ARISING OUR OF BREACH OF WARRANTY, BREACH OF CONTRACT OR OTHERWISE.

9.    This warranty gives you specific legal rights, and you may also have other rights that vary from state to state. This warranty is not transferable.

Confidential – not for Disclosure	2

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO PORTIONS HEREOF
DENOTED WITH “***”

SCHEDULE D
Supplier, Distributor and Buyer Support

Product Education

Distributor
Distributor shall participate in an initial product education session held by Supplier, as well as attend periodic product update education sessions. Distributor shall be responsible to provide education to Buyer on an initial and on-going or as-needed basis. Education shall consist of class-room style instructor lead sessions, and hand-out materials. These sessions and materials will cover topics of product function, configuration, application, pricing, and servicing.

Buyer
After the expiration of the initial training period, Buyer shall handle new employee training and refresher training without Supplier’ assistance, but Buyer shall still have the right to request technical knowledge and clarification from Supplier for the duration of this Agreement.  If Buyer requests the physical presence of a Supplier employee for training at a location other than a Supplier facility, Buyer shall be responsible for reasonable travel expenses for that Supplier employee.  In any information exchange or physical meeting that requires translation, Buyer shall be responsible for providing said translation services.

Supplier	***

Engineering of Product

Distributor
Distributor may facilitate timely communications, if needed, between Buyer and Supplier to seek Supplier’s input on product engineering, installation, and servicing related issues. Buyer is ultimately responsible for field engineering of the Product.

Buyer
Buyer shall carry out any design and engineering tasks necessary to install the product in accordance with Supplier’s instructions. If Buyer or Distributor requests a change to the form factor or components of the product, Supplier shall have the right to request payment of a reasonable fee to cover Supplier’s direct expenses necessary to produce said changes in the product.

Supplier	***

Information about Customers

Distributor
Distributor shall maintain reasonable and sufficient information about all sales of products to enable warranty service for the span of any warranty provided by Supplier.  Upon request by Supplier, Distributor may be asked to provide any reasonable data about the Buyer(s) including warranty replacements, or service calls, including but not limited to: geography, frequency, duration before failure, and service history of a given Product.

Buyer
Buyer shall maintain reasonable and sufficient information about all sales of products to enable warranty service for the span of any warranty provided by Supplier.  Upon request by Supplier, Buyer shall compile any reasonable data about these warranty replacement or service calls, including but not limited to: geography, frequency, duration before failure, and service history of a given Product.

Supplier	***

Confidential – Not for Disclosure	1	August 21, 2009

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO PORTIONS HEREOF
DENOTED WITH “***”

Service Requirements

Distributor	Distributor may facilitate timely communications, if needed, between Buyer and Supplier to seek Supplier’s input on product engineering, installation, and servicing related issues.

Buyer
Buyer shall investigate all inquiries relating to and service all Products located within the Territory and Market Segment. The foregoing obligation shall include but is not limited to responding to inquires and providing service relating to warranty and/or performance issues and applies to all such Products. No reimbursement or additional compensation for the foregoing support and service shall be provided by Supplier without prior approval by Supplier.

Supplier	***

Supplier Requests for Assistance

Distributor	Distributor may be asked to facilitate timely communications, and follow-up, if needed, between Buyer and Supplier seeking to aid Supplier in a variety of issues related to the products.

Buyer
Buyer shall, upon Supplier’ request and subject to any limitation made by Supplier with respect to said request, provide Supplier assistance, service and support in accordance with any Supplier product sold within the Territory.

Supplier	***

Warranty Parts

Distributor	Buyer shall make warranty replacements of parts subject to warranty coverage by Supplier out of stock available in China if replacement parts meet all Supplier specifications.

Buyer	Buyer shall make warranty replacements of parts subject to warranty coverage by Supplier out of stock available in China if replacement parts meet all Supplier specifications.

Supplier	***

Confidential – not for Disclosure	2